Exhibit 4.4

Aspirity Holdings LLC (f/k/a Twin Cities Power Holdings, LLC)

Renewable Unsecured Subordinated Notes

Subscription Agreement

To purchase Renewable Unsecured Subordinated Notes, please complete both sides of this form and write a check made payable to Aspirity Holdings LLC for the total amount of all Notes. Mail this form, your check, and any other documents requested below in the enclosed postage-prepaid business reply envelope. If you use your own envelope, please mail your investment to Aspirity Holdings LLC, PO Box 4126, Hopkins MN 55343. If you have any questions, please call 888-955-3385 or email InvestorServices@AspirityNotes.com.

Initial Term	Note Purchase Amount (1, 3)	Interest Payment Schedule (please mark one for each Note) (3)
		Monthly (2)	Quarterly	Semi-Annually	Annually	At Redemption
3 Months				na	na
6 Months					na
1 Year
2 Years
3 Years
4 Years
5 Years
10 Years
Total
(1) Minimum principal amount of $1,000 per Note. (2) Monthly interest payment date, e.g., 1st, 15th, etc.
(3) We will electronically deposit your principal and interest payments directly into the checking or savings account listed on your Direct Deposit Authorization.
Form of Ownership (please mark one)
Individual with optional beneficiary	Custodian for a minor
Joint tenants with right of survivorship	Other, e.g., IRA, SEP, 401(k), 403(b), Keogh, trust, corporation, partnership, etc.
If “Other”, please attach the appropriate documentation authorizing you to make this investment such as a trust resolution or corporation or partnership documents
Note Purchaser(s) (mark one for each)	Full name (prefix, first, middle, last, suffix)	Social Security or Tax identification number	Date of birth (not required for custodian)
Individual or entity / 1st joint tenant / minor / authorized person
Beneficiary / 2nd joint tenant / custodian / transfer on death
Primary Address (original correspondence will be sent to this address)		Secondary Address (copies of correspondence will be sent to this address)
Addressee
Address 1
Address 2
City, state, zip
Daytime phone
Email
Password If you call about your investment, you will be asked to verify your identity by providing your mother’s maiden name as follows

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Aspirity Holdings LLC

Renewable Unsecured Subordinated Notes

Subscription Agreement

Required Information & Suitability Standards

The securities regulatory authorities of certain states have established minimum suitability standards for investors who reside there. Please see the notices below for details.

What is your net worth excluding the value of your primary residence, furnishings, and personal automobiles and the debt secured by these items to the extent such does not exceed the asset’s value?
What is your annual income?	What percent of your net worth is invested in assets (stocks, bonds, real estate, and the like) that are not publicly traded?
Notice to California Investors - We have established suitability standards for California investors, which require such persons to have either a net worth not including home, furnishings, and personal automobiles of at least $70,000 and an annual gross income of at least $70,000, or a net worth not including home, furnishings, and personal automobiles of at least $250,000. These requirements represent minimum suitability standards for prospective Note holders but do not necessarily mean that the Notes are a suitable investment for a particular investor or that we will accept such person’s subscription agreement.
Notice to Kansas Investors - We have established suitability standards for Kansas investors, which require such persons to have either a net worth not including home, furnishings, and personal automobiles of at least $70,000 and an annual gross income of at least $70,000, or a net worth not including home, furnishings, and personal automobiles of at least $250,000. Additionally, the Office of the Kansas Securities Commissioner has required that Kansas investors limit their aggregate investment in the Notes and other similar programs to not more than 10% of their liquid net worth. For this purpose, liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
Notice to Michigan Investors - We have established suitability standards for Michigan investors, which require such persons to have either a net worth not including home, furnishings, and personal automobiles of at least $70,000 and an annual gross income of at least $70,000, or a net worth not including home, furnishings, and personal automobiles of at least $250,000. Additionally, a Michigan investor's total investment in this offering and other similar offerings shall not exceed 10% of such person's liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings, and automobiles. These requirements represent minimum suitability standards for prospective Noteholders but do not necessarily mean that the Notes are a suitable investment for a particular investor or that we will accept such person’s subscription agreement.
Notice to New Jersey Investors - New Jersey investors must have a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or a minimum liquid net worth of at least $350,000. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, a New Jersey investor’s investment in us and our affiliates and other non-publicly traded direct investment programs, including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding unregistered federally and state exempt private offerings may not exceed 10% of their liquid net worth.
Notice to New Mexico Investors - We have established suitability standards for New Mexico investors, which require such persons to have either a net worth not including home, furnishings, and personal automobiles of at least $70,000 and an annual gross income of at least $70,000, or a net worth not including home, furnishings, and personal automobiles of at least $250,000. Additionally, a New Mexico investor's total investment in this offering and other similar offerings shall not exceed 10% of such person's liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings, and automobiles. These requirements represent minimum suitability standards for prospective Noteholders but do not necessarily mean that the Notes are a suitable investment for a particular investor or that we will accept such person’s subscription agreement.
Form W-9 Certification Under penalties of perjury, I hereby declare and certify that: (1) the social security number or tax identification number listed above is correct or I am waiting for a number to be issued to me; (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person as defined in the IRS Instructions to Form W-9. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature & date Individual / 1st joint tenant / custodian / authorized person	Signature & date 2nd joint tenant (if applicable)
Certification Under penalties of perjury, I hereby declare and certify that: (1) I am a bona fide resident of the state listed in the primary mailing address above; (2) I have received and read the prospectus provided by Aspirity Holdings LLC (“Aspirity”) and understand the risks related to the Notes and to the Company; (3) neither Aspirity, its affiliates, nor agents have recommended this investment to me or given me investment, legal, or tax advice regarding the Notes or the Company's creditworthiness; (4) I have independently determined that this investment is suitable for me without relying on such advice from Aspirity, its affiliates, or agents; (5) I understand that the Notes are illiquid due to significant transfer restrictions and the lack of a secondary market; (6) I understand that the Notes are obligations of Asperity only, they are not bank certificates of deposit, and they are not guaranteed or insured by the FDIC or any other entity; (7) I understand that I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing Notes and have the financial ability to withstand these losses; and (8) I am purchasing the Notes to fulfill my investment objective of earning current taxable interest income. I understand that my purchase offer is subject to the terms contained in the prospectus and to state securities regulations, may be rejected in whole or in part, and will not become effective until accepted by Aspirity.

Signature & date Individual / 1st joint tenant / custodian / authorized person	Signature & date 2nd joint tenant (if applicable)

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Aspirity Holdings LLC

Direct Deposit Authorization

Account Information (please check one)
I currently receive or have received direct deposit payments for other Renewable Subordinated Notes purchased from Asperity Holdings LLC, formerly known as Twin Cities Power Holdings LLC. Please deposit all principal and interest payments for this new Note into the same account.
Please deposit my principal and interest payments into the same checking account that I am using to make this investment. The correct account information is listed on the enclosed check that I am using to purchase this Note.
Please deposit my payments into the account listed below. If this is a checking account, please attach a VOIDED check to the bottom of this form. If this is a savings account, please confirm the bank routing number and the account number with your financial institution.

Account owner name(s)
	Checking	Savings	Other
Account number

Bank routing number (9 digits)	Bank name & branch location
Some financial institutions such as brokerage firms, custodians, mutual savings banks, credit unions, money market funds, etc. also require “for further credit” information to correctly identify direct deposit accounts. If your financial institution requires this additional information, please list it below. If you are unsure if this additional information is required, please call your financial institution.
For further credit to
Authorization

As the investor of record and authorized signatory of the account listed above, I hereby authorize Aspirity Holdings LLC, its affiliates, and agents, collectively referred to herein as "Aspirity", to deposit interest and principal payments owed to me by initiating credit entries in my account listed above. Further, I authorize my financial institution to accept and to credit any credit entries initiated by Aspirity to the listed account. In the event of an erroneous credit entry, I also authorize Asperity to debit the account for an amount not to exceed the original amount of the erroneous credit.

This authorization is to remain in full force and effect until Aspirity and my financial institution have received written notice from me of its termination in such time and in such manner as to afford Aspirity and my financial institution reasonable opportunity to act on it. In the event the listed account is closed, I will promptly notify Aspirity of an alternate account into which payments may be made.

Authorized signature & date

ATTACH VOIDED CHECK HERE AND DELIVER TO: Aspirity Holdings LLC PO Box 4126 Hopkins MN 55343 OR SCAN & EMAIL TO: InvestorServices@AspirityNotes.com

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Aspirity Holdings LLC

Consent to Electronic Delivery

Investor Consent (Both investors must sign for Notes purchased jointly)

This form seeks your consent to the electronic delivery of materials in connection with the offering of Renewable Unsecured Subordinated Notes issued by Aspirity Holdings LLC (“Aspirity” or the “Company”), formerly known as Twin Cities Power Holdings LLC.

By signing below, I hereby consent to receiving any and all information relating to the Notes via electronic means, either by accessing it on the Company’s web site at www.aspirity.com, the SEC’s web site at www.sec.gov, or through e-mail delivery.

To the extent information required to be delivered to me is posted on the web sites of the Company or the SEC, I acknowledge that I may be notified of the update by e-mail at the address provided below. I also acknowledge that I may incur costs in accessing materials electronically such as internet access charges and expenses associated with printing documents. I understand that information delivered in PDF format may require me to install free software available at get.adobe.com/reader

This consent will be effective until I deliver a written revocation to the Company or its agent which I may do at any time. I also acknowledge that it is my intention to notify Aspirity or its agent at the address or phone number below in the event of any change in the following information.

Name (Individual / 1st joint tenant / custodian / authorized person)

E-mail Address

Signature & date

Name (2nd joint tenant, if applicable)

E-mail Address

Signature & date

Aspirity Holdings LLC

PO Box 4126

Hopkins MN 55343

888-955-3385

InvestorServices@AspirityNotes.com

http://www.AspirityNotes.com

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